                                  EXHIBIT (21)


The following table sets forth the Registrant's subsidiaries and the jurisdiction of incorporation of each. Each subsidiary is 100% owned by the Registrant.



                            ANSCO & ASSOCIATES, INC.
                             A Florida corporation

                                 CABLE COM INC.
                             A Delaware corporation

                    COMMUNICATIONS CONSTRUCTION GROUP, INC.
                           A Pennsylvania corporation

                               FIBER CABLE, INC.
                             A Delaware corporation

                           GLOBE COMMUNICATIONS, INC.
                          A North Carolina corporation

                         INSTALLATION TECHNICIANS, INC.
                             A Missouri corporation

                              IVY H. SMITH COMPANY
                             A Florida corporation

                       KOHLER CONSTRUCTION COMPANY, INC.
                             A Florida corporation

                            STAR CONSTRUCTION, INC.
                            A Tennessee corporation

                                  S.T.S., INC.
                             A Florida corporation

                                  TESINC, INC.
                             An Arizona corporation